Exhibit 99.1

CarGurus Announces Executive Leadership Transition

•	Jason Trevisan promoted to CEO and will join Board of Directors
•	Founder Langley Steinert shifts to Executive Chairman role
•	Scot Fredo promoted to CFO
•	A letter to CarGurus’ shareholders can be found here: https://investors.cargurus.com/news-releases/news-release-details/cargurus-jan-2021-shareholder-letter

Cambridge, MA, January 21, 2021 – CarGurus (Nasdaq: CARG), a leading global online automotive marketplace, today announced that its Board of Directors has appointed Jason Trevisan to the position of Chief Executive Officer and as a member of the Board. Langley Steinert, founder, will become Executive Chairman of CarGurus and will remain involved in the company’s long-term product innovation and corporate strategy. He will also continue to serve as Chairman of the Board of Directors. Trevisan previously served as CarGurus’ Chief Financial Officer and President of International and has been with the company since 2015.

The company also announced it has promoted Scot Fredo, formerly Senior Vice President of Financial Planning and Analysis (FP&A) at CarGurus, to Chief Financial Officer, leading the company’s FP&A, Accounting and Investor Relations teams. Fredo joined CarGurus in 2016.

Sam Zales will continue in his current position of President and COO, leading CarGurus’ revenue and go-to-market functions, and he will resume oversight of CarGurus’ International business. He will also lead the company’s new digital wholesale operations, including oversight of newly acquired CarOffer.

“I could not be more excited to pass the torch to Jason as CarGurus embarks on our next phase of expansion and growth,” said Langley Steinert, Executive Chairman at CarGurus. “Jason’s visionary leadership over the past five years, along with his deep commitment to our people and our customers, has been integral to our growth and has helped to position CarGurus for future success. Jason brings both strategic vision and strong operational expertise to the CEO role, and I have the utmost confidence in him and our entire executive leadership team going forward.”

In a letter to CarGurus’ shareholders posted on the CarGurus investor website (https://investors.cargurus.com/news-releases/news-release-details/cargurus-jan-2021-shareholder-letter), Steinert acknowledged the company’s evolution since he founded CarGurus in 2006, including the expansion of its product offering beyond listings to include digital marketing as well as data and financing products, “all of which lay a strong foundation for future growth and success.” Citing his interest in focusing more of his time on long-term product strategy at CarGurus, he wrote, “Now, and with the Board’s full support, it is time for me to take the next step and transition out of the CEO position and into the role of Executive Chairman.”

“I am tremendously excited about the future for CarGurus, and I am honored to lead this talented team as we continue to innovate in our space and create products that bring value to our consumers and dealers,” said Jason Trevisan, Chief Executive Officer of CarGurus. “We are at an exciting point as a company, with our leadership in our core listings business well-established and a long runway for growth and expansion into new areas ahead.”

“I am also thrilled to congratulate Scot Fredo on his appointment to the position of CFO,” added Trevisan. “Scot has not only been a brilliant steward of our financial assets and operations over the years, but also a critical partner in strategy and planning as we’ve scaled the organization and acquired new companies. I look forward to working with Scot and the entire executive team as we continue to drive future success.”

About Jason Trevisan

Trevisan joined CarGurus in 2015 as Chief Financial Officer, and he was appointed to the role of CEO as well as CarGurus’ Board of Directors in 2021. In addition to management of company financials, his role has included leadership on overall company strategy and operations, as well as product vision and innovation. Jason led CarGurus through CarGurus’ successful IPO and helped to lead the subsequent scaling of the organization, running the company’s people and talent group, business development team and most recently, international business operations. He has also spearheaded the company’s corporate development strategy, including leadership of PistonHeads and Autolist acquisitions. Most recently, he led the majority acquisition of CarOffer, an instant trade wholesale platform, which will become an integral part of the company’s digital wholesale strategy. Prior to joining CarGurus, Trevisan was with Polaris Partners for twelve years, serving as General Partner since 2010. Prior to Polaris, he held various management roles in Analytics and Client Services at aQuantive (acquired by Microsoft) and was a consultant with Bain & Company. Trevisan received his MBA from The Tuck School at Dartmouth and a BA from Duke University.

About Scot Fredo

Fredo joined CarGurus in 2016 and previously served as Senior Vice President of Financial Planning and Analysis. He has been instrumental in leading financial operations and strategy for the company. Prior to joining CarGurus, he led financial operations and strategy for multiple high growth tech companies, including most recently, HubSpot. Fredo holds a Bachelor of Science from Babson College, and an MBA from Northeastern University.

About Sam Zales

Zales, who joined CarGurus in 2014, serves as President and COO of CarGurus, leading the revenue and go-to-market side of the business. He also oversees CarGurus’ International and most recently, the company’s digital wholesale business, including oversight of CarOffer, an instant trade wholesale platform in which the company acquired a majority stake in January 2021. Prior to joining CarGurus, Zales held executive management roles at several technology companies including Clicksquared, ZoomInfo and Buyerzone.com. Zales has an MBA from Kellogg (Northwestern University) and a BA from Dartmouth College.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global online automotive marketplace connecting buyers and sellers of new and used cars. The company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: the future roles and responsibilities of members of our executive management team, including our Executive Chairman; our expectations about our future growth and expansion; and our expectation that CarOffer will become an integral part of our digital wholesale strategy, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: the potential impact on our or CarOffer’s business due to our acquisition of a majority of the equity interest of CarOffer; our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 5, 2020 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Press Contact:

Amy Mueller or Brian Kramer

pr@cargurus.com